Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the stock of Cash Technologies, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: July 25, 2003.

/s/ ERIC BUTLEIN

Eric Butlein

/s/ JAYNE BUTLEIN

Jayne Butlein

EJADA LIMITED PARTNERSHIP

By:	/s/ ERIC BUTLEIN
Eric Butlein General Partner